Exhibit 5.1

SHUMAKER, LOOP & KENDRICK, LLP

ATTORNEYS AT LAW

BANK OF AMERICA PLAZA, SUITE 2800

101 EAST KENNEDY BOULEVARD

TAMPA, FLORIDA 33602

(813) 229-7600

FAX (813) 229-1660

MAILING ADDRESS:

POST OFFICE BOX 172609

TAMPA, FLORIDA 33672-0609

January 19, 2007

Oragenics, Inc.

13700 Progress Boulevard

Alachua, Florida 32615

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Oragenics, Inc., a Florida corporation (the “Company”), in connection with the filing of a Form S-3 registration statement, (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration of the resale of 185,186 shares of common stock, par value $.001 per share, (the “Common Shares”) which were issued to the selling shareholders.

We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In arriving at the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Common Shares have been duly authorized and are legally issued, fully paid, and non-assessable.

The foregoing opinion is limited to the Business Corporation Act of the State of Florida

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement and the related prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shumaker, Loop & Kendrick, LLP

SHUMAKER, LOOP & KENDRICK, LLP